Exhibit 31.2

CERTIFICATION PURSUANT TO RULE 13a-14(a) and 15d-14(a)

UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, Anthony K. McDonald, the Principal Financial and Accounting Officer of Surna Inc. certify that:

1. I have reviewed this Amendment No. 1 to the quarterly report on Form 10-Q of Surna Inc. for the fiscal quarter ended March 31, 2020; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated this 30th day of June 2020.

By:	/s/ Anthony K. McDonald
Anthony K. McDonald
Principal Financial and Accounting Officer